SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 31, 2002 (July 17, 2002)

Alliance Bancorp of New England, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13405	06-1495617

(State of Other Jurisdiction	(Commission File	IRS Employer
of Incorporation)	Number)	Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(860) 875-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On July 17, 2002, Tolland Bank, the subsidiary of Alliance Bancorp of New England, Inc., announced that it has entered into an agreement to purchase property located at 73 Hazard Avenue, Enfield, Connecticut. The Bank plans to open a branch office at that location after receiving town and regulatory approvals. A copy of the press release announcing the new office is attached hereto as Exhibit 99(i).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Exhibits

(99)(i) Press release dated July 17, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ALLIANCE BANCORP OF
NEW ENGLAND, INC.
Registrant

Date: July 31 2002	By: /s/ David H. Gonci
David H. Gonci
Senior Vice President/Chief Financial Officer